                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in Post-effective Amendment
No. 1 on Form S-3 to Registration Statement on Form S-1, relating to the registration of 1,434,615 shares of common stock of FiNet.com, Inc., of our report dated July 9, 1998 (with respect to Note C July 31, 1998) with respect to our audit of the financial statements (not currently included in the registration statement) of Coastal Federal Mortgage Company, a wholly owned subsidiary of FiNET.Com, as of and for the year ended April 30, 1998.

/s/ Richard A. Eisner and Company, LLP

Florham Park, New Jersey
July 27, 2000